UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): October 10, 2013

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078

(Address of principal executive offices)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                                                           Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Report is hereby incorporated by reference.

Item 5.03                                                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2013, Lime Energy Co. (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”), with the Secretary of State of the State of Delaware, to effect a 1-for-7 reverse stock split of the Company’s common stock (the “Reverse Stock Split”). The Certificate of Amendment will become effective at 5:00 p.m. EDT on October 10, 2013.

As described in the Company’s definitive information statement filed with the Securities and Exchange Commission on September 20, 2013, on August 28, 2013, the Company’s Board of Directors approved the Certificate of Amendment and on September 10, 2013, the Company’s stockholders, acting by written consent of the holders of a majority of the Company’s outstanding common stock, approved the Certificate of Amendment.

As a result of the Reverse Stock Split, every seven shares of the Company’s pre-Reverse Stock Split common stock will be combined and reclassified into one share of the Company’s common stock. Beginning with the opening of trading on October 11, 2013, the Company’s common stock will trade on the NASDAQ Capital Market on a Reverse Stock Split adjusted basis with a new CUSIP number of 53261U304.

No fractional shares will be issued in connection with the Reverse Stock Split. In accordance with the Certificate of Amendment, Lime stockholders who would have otherwise been due a fractional share will receive a full share. Proportional adjustments will be made to the Company’s outstanding warrants, stock options and other equity awards and to the Company’s equity compensation plans to reflect the Reverse Stock Split.

As a result of the Reverse Stock Split, Lime expects to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on The NASDAQ Capital Market; however, there can be no assurance that the Reverse Stock Split will have that effect.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of a press release issued by the Company regarding the Reverse Stock Split is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                                                           Financial Statements and Exhibits.

(d)	Exhibits

3.1                                               Certificate of Amendment of Restated Certificate of Incorporation

99.1                                        Press Release dated October 10, 2013.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this current report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this current report. In addition, forward-

looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our Annual Report on Form 10-K, filed on July 31, 2013 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this current report. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: October 10, 2013	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz, Executive Vice President
Chief Financial Officer & Treasurer